Exhibit 99.4

POWER OF ATTORNEY

The undersigned hereby appoint Jeffrey B. O’Neill, with a business address of 607 Airpark Road, Napa, California 94558, as their true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned, in their capacity as a beneficial owner of common stock of Golden State Vintners, Inc. (the “Company”), any amendment or amendments to the Schedule 13D filed with the United States Securities and Exchange Commission (the “SEC”) on behalf of the undersigned on February 26, 2004;

2.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such amendment or amendments, and timely file such forms with the SEC and any stock exchange or similar authority; and

3.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be legally required by the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his discretion.

The undersigned hereby grant to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Sections 13 or 16 of the Securities Exchange Act of 1934.

This Power of Attorney supercedes all prior Power of Attorney with respect to the powers delegated herein and shall remain in full force and effect until the undersigned is no longer required to file any amendments to the Schedule 13D filed on behalf of the undersigned on February 26, 2004 with respect to their holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 11th day of March, 2004.

JEFFREY B. O’NEILL

/s/ Jeffrey B. O’Neill

STERLING MANAGEMENT TRUST

/s/ Peter Sterling

By: Peter Sterling
Its: Sole Trustee

PETER MULLIN

/s/ Peter Mullin

SCOTT SELIGMAN

/s/ Scott Seligman

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